Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), is made as of this 29th day of February, 2008, between Diane J. Ryan (“Executive”) and Implant Sciences Corporation (the “Company”), a Massachusetts corporation, (the “Parties”).

1. Term of Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing as of March 1, 2008 (the “Commencement Date”) and ending on the third anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 5 or extended as hereinafter provided (such period, as it may be extended or terminated, is the “Agreement Term”). Beginning on the third anniversary of the Commencement Date, this agreement shall continue until either party provides the other with written notice of termination to take effect no less than ninety days after such notice.

2. Title; Capacity.  The Company will employ Executive, and Executive agrees to work for the Company, as its Chief Financial Officer to perform the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company shall from time to time assign to Executive.  Executive shall report to the Company’s Chief Executive Officer (the “CEO”) and shall be subject to the supervision of, and shall have such authority as is delegated by the CEO, which authority shall be sufficient to perform Executive’s duties hereunder.  Executive shall devote Executive’s full business time and reasonable best efforts in the performance of the foregoing services, provided that Executive may accept other board memberships or service with other charitable organizations that are not in conflict with Executive’s primary responsibilities and obligations to the Company.  Notwithstanding the above, it is clearly understood and agreed by the Parties that the Company will be hiring a new Chief Financial Officer in calendar year 2008 and when this occurs, this will not be deemed a “Good Reason” event as defined herein.  It is further understood and agreed by the parties that Executive shall continue to serve, under the terms herein, as the VP, Finance and Administration with all the associated duties and responsibilities of that position upon the hiring of the new Chief Financial Officer.

3. Compensation and Benefits.

3.1 Salary.  As of the Commencement Date, the Company shall pay Executive a base salary of $155,000 per year, payable in accordance with the Company’s customary payroll practices (the “Base Salary”).  The Base Salary thereafter shall be subject to annual review and adjustment, though it may not be decreased, as determined by the Company in its sole discretion on the anniversary of the Commencement Date each year of the Agreement Term.

3.2 Annual Incentive.  For second half of fiscal year 2008, Executive will be eligible to receive a cash bonus in an amount up to $24,000 subject to Executive achieving minimum levels of achievement for certain performance milestones.  The performance milestones for the second half of fiscal 2008 are attached hereto as Exhibit A and the minimum level of achievement is 70% for each; payments will be prorated from the 70% minimum achievement level.  The milestones for the next and subsequent fiscal years shall be reached by mutual agreement no later than 30 days following the end of the fiscal year.  The bonus, if payable, shall be calculated and paid within 30 days after the attainment of each milestone.

3.3 Long-Term Incentives.  On the date this Agreement is ratified by the Board of Directors, the Company shall grant Executive equity in the form of an incentive stock option to purchase 50,000 shares of common stock of the Company at an exercise price per share equal to the per share fair market value of the Company’s common stock as of the date this Agreement is ratified (the “Option”). The Option shall vest in equal installments of thirty-three and a third percent (33 1/3%) as of the Commencement Date and on the first and second anniversaries of the Commencement Date. The Option shall be exercisable for a period of ten years from the date of the grant.  Any equity granted shall be governed in all respects by the Company’s stock and equity plans in effect on the Commencement Date.  The Company warrants that any option granted to Executive shall be exempt from Section 409A of the Code.  (In the event a Change in Control occurs, as such term is defined in the Company’s 2004 Stock Option Plan, all Options shall accelerate and become fully exercisable

3.4 Fringe Benefits.  Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its executive employees, if any, to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate, including, but not limited to, health care plans, short and long term disabilities plans, life insurance plans, retirement plans, and all other benefit plans from time to time in effect.  Executive shall also be entitled to take four (4) weeks of fully paid vacation annually, in accordance with existing Company policies.

3.5 Reimbursement of Expenses.  Executive shall be reimbursed for such reasonable and necessary business expenses incurred by Executive while Executive is employed by the Company, which are directly related to the furtherance of the Company's business.  Executive will be furnished with a corporate credit card for business expenses. The Executive must submit any request for reimbursement no later than ninety (90) days following the date that such business expense is incurred in accordance with the Company's reimbursement policy regarding same and business expenses must be substantiated by appropriate receipts and documentation.  The Company may request additional documentation or a further explanation to substantiate any business expense submitted for reimbursement, and retains the discretion to approve or deny a request for reimbursement. If a business expense reimbursement is not exempt from Section 409A of the Code, any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment.  Any business expense reimbursements subject to Section 409A of the Code shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Executive.

3.6 Indemnification.  The Company shall indemnify Executive to the fullest extent permitted under applicable law, the Company’s charter, or any other corporate designation of indemnity rights.  Likewise, the Company shall insure Executive under the Company’s Directors’ & Officers’ liability policy.  Such indemnity and insurance shall survive the termination of Executive’s employment by the Company.

4. Certain Legal Fees. The Company shall be responsible for reasonable legal fees in connection with the negotiation, preparation or amendment of this Agreement.

5. Termination of Employment Period.  The Employment Period shall terminate upon the occurrence of any of the following:

5.1           Termination of the Agreement Term.  At the expiration of the Agreement Term, but only if appropriate notice is given pursuant to Section 1.

5.2           Termination for Cause.  At the election of the Company for cause upon written notice by the Company to Executive.  For the purposes of this Section, “Cause” for termination shall be deemed to exist upon the occurrence of any of the following:

(a) Executive’s conviction or entry of nolo contendere to any felony or a crime involving moral turpitude, fraud or embezzlement of Company property; or

(b) Executive’s dishonesty, gross negligence or gross misconduct that is materially injurious to the Company or material breach of her duties under this Agreement, which has not been cured by Executive within 10 days (or longer period as is reasonably required to cure such breach, negligence or misconduct) after she shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

5.3           Voluntary Termination by the Company, or by the Executive for Good Reason.  At the election of the Company, without Cause, at any time upon 30 days prior written notice by the Company to Executive or by Executive for Good Reason (as defined below).

5.4           Death or Disability.  Thirty days after the death or determination of disability of Executive.  As used in this Agreement, the determination of “disability” shall occur when Executive, due to a physical or mental disability, for a period of 90 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement.  A determination of disability shall be made by a physician satisfactory to both Executive and the Company, provided that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.  Notwithstanding the foregoing, if and only to the extent that Executive’s disability is a trigger for the payment of deferred compensation, as defined in Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(C) of the Code.

5.5           Voluntary Termination by Executive.  At the election of Executive upon not less than 30 days prior written notice by her to the Company.

6. Effect of Termination.

6.1 Termination for Cause, at the Election of Executive, at Death or Disability, or Upon Expiration of the Agreement Term.  In the event that Executive’s employment is terminated for Cause, upon Executive’s death or disability, at the election of Executive, or upon the expiration of the Agreement Term, the Company shall have no further obligations under this Agreement other than to pay to Executive salary and accrued vacation through the last day of Executive’s actual employment by the Company.

6.2 Voluntary Termination by the Company, or by the Executive for Good Reason.  In the event that Executive’s employment is terminated without Cause, or Executive’s resignation for Good Reason, beginning immediately after the date of such termination, the Company shall continue to pay to Executive the annual Base Salary then in effect for twelve (12) months on a regular payroll basis.  In addition to the foregoing amounts, the Company shall pay Executive in a single lump sum, immediately upon the effective date of the release described herein, payment for accrued but untaken vacation days, and a pro rata portion of any bonus for the year in which termination occurs.  In addition, the Company shall continue Executive’s coverage under and its contributions towards Executive’s health care, dental, disability and life insurance benefits on the same basis and level of coverage (i.e. dependent coverage) as immediately prior to the date of termination, except as provided below, for twelve months from the last day of Executive’s employment. Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, disability or life insurance benefit otherwise receivable by Executive if Executive becomes covered by an equivalent benefit (at the same cost to Executive, if any) from another source.  Any such new benefit coverage shall be reported to the Company.   No benefits shall be payable under this provision until after the effective date of a release that Executive executes in favor of the Company substantially in the form annexed hereto as Exhibit B.

6.3 Upon Executive’s termination without Cause, other than upon termination at the end of the term of this agreement, or as a result of Executive’s resignation for Good Reason, all Options then held by Executive shall be accelerated and become fully vested and exercisable as of the date of Executive’s termination.

6.4 As used in this Agreement, “Good Reason” means, without Executive’s written consent, (a) the assignment to Executive of duties inconsistent in any material respect with the duties of a CFO and a VP, Finance and Administration; (b) a material reduction in Base Salary or other benefits; or (c) relocation to an office more than fifty miles outside the Company’s current location in the greater Boston area.  Notwithstanding the occurrence of any of the events enumerated in this paragraph, an event shall not be deemed to constitute Good Reason if, (i) Executive does not report the conditions which the Executive believes to be good reason to the Company within 45 days of such conditions occurring and (ii) within 30 days after the Executive provides notice of Good Reason to the Company, the Company has fully corrected such Good Reason and made the Executive whole for any such losses.

7. Nondisclosure and Noncompetition.

7.1 Proprietary Information.

(a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, designs, drawings, slogans, tests, logos, ideas, practices, projects, developments, plans, research data, financial data, personnel data, computer programs and codes, and customer and supplier lists.  Executive will not disclose any Proprietary Information to others outside the Company except in the performance of her duties or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after her employment, unless and until such Proprietary Information has become public knowledge or generally known within the industry without fault by Executive, or unless otherwise required by law.

(b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, electronic or other material containing Proprietary Information, whether created by Executive or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of her duties for the Company.

(c) Executive agrees that her obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company’s business.

7.2 Inventions

(a)           Disclosure.  Executive shall disclose promptly to an officer or to attorneys of the Company in writing any idea, invention, work of authorship, whether patentable or unpatentable, copyrightable or uncopyrightable, including, but not limited to, any computer program, software, command structure, code, documentation, compound, genetic or biological material, formula, manual, device, improvement, method, process, discovery, concept, algorithm, development, secret process, machine or contribution (any of the foregoing items hereinafter referred to as an "Invention") Executive may conceive, make, develop or work on, in whole or in part, solely or jointly with others. The disclosure required by this Section applies (a) during the period of Executive’s employment with the Company and for one year thereafter; (b) with respect to all Inventions whether or not they are conceived, made, developed or worked on by Executive during Executive’s regular hours of employment with the Company; (c) whether or not the Invention was made at the suggestion of the Company; (d) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form; and (e) whether or not the Invention is related to the general line of business engaged in by the Company.

(b)           Assignment of Inventions to Company; Exemption of Certain Inventions. Executive hereby assigns to the Company without royalty or any other further consideration Executive’s entire right, title and interest in and to all Inventions which Executive conceives, makes, develops or works on during employment and for one year thereafter, except those Inventions that Executive develops entirely on Executive’s own time after the date of this Agreement without using the Company's equipment, supplies, facilities or trade secret information unless those Inventions either (a) relate at the time of conception or reduction to practice of the Invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by Executive for the Company.

(c)           Records.  Executive will make and maintain adequate and current written records of all Inventions. These records shall be and remain the property of the Company.

                               (d)           Patents.  Subject to Section 6.4, Executive will assist the Company in obtaining, maintaining and enforcing patents and other proprietary rights in connection with any Invention covered by Section 6.1.  Executive further agrees that her obligations under this Section shall continue beyond the termination of her employment with the Company, but if she is called upon to render such assistance after the termination of such employment, she shall be entitled to a fair and reasonable rate of compensation for such assistance.  Executive shall, in addition, be entitled to reimbursement of any expenses incurred at the request of the Company relating to such assistance.

             7.3 Prior Contracts and Inventions; Information Belonging to Third Parties.  Executive represents that there are no contracts to assign Inventions between any other person or entity and Executive.  Executive further represents that

           (a) Executive is not obligated under any consulting, employment or other agreement which would affect the Company's rights or Executives duties under this Agreement,

              (b) there is no action, investigation, or proceeding pending or threatened, or any basis therefore known to Executive involving Executive’s prior employment or any consultancy or the use of any information or techniques alleged to be proprietary to any former employer, and

                              (c) the performance of Executive’s duties as an employee of the Company will not breach, or constitute a default under any agreement to which Executive is bound, including, without limitation, any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to engagement by the Company. Executive will not, in connection with Executive’s employment by the Company, use or disclose to the Company any confidential, trade secret or other proprietary information of any previous employer or other person to which Executive is not lawfully entitled.

7.4 Noncompetition and Nonsolicitation.

                                 (a) During the Employment Period and for a period of twelve (12) months after the termination of Executive’s employment with the Company for any reason, Executive will not directly or indirectly, absent the Company’s prior written approval, render services of a business, professional or commercial nature to any other person or entity in the area of trace explosives detection, in the Boston, MA area, whether such services are for compensation or otherwise, whether alone or in conjunction with others, as an employee, as a partner, or as a shareholder (other than as the holder of not more than 1% of the combined voting power of the outstanding stock of a public company), officer or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity.

                                 (b) During the Employment Period and for a period of twelve (12) months after the termination of Executive’s employment for any reason, Executive will not, directly or indirectly, recruit, solicit or induce, or attempt to recruit, solicit or induce any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company.

                                  (c) During the Employment Period and for a period of twelve (12) months after termination of Executive’s employment for any reason, Executive will not, directly or indirectly, contact, solicit, divert or take away, or attempt to solicit, contact, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company.

7.5 If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         7.6 The restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose.  Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.  The Company shall be entitled to recover its reasonable attorneys’ fees in the event it prevails in such an action.  In addition, the Company’s obligation to pay Executive the amount set forth in Section 5.2(b) shall terminate in the event Executive breaches any terms and conditions in Section 7.

8. Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement.

9. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

10. Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws thereunder.

11. Notices.  Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s last known address or facsimile number or at such other address or facsimile number as the party may have previously specified by like notice.  If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section.

12. Successors and Assigns.

12.1  Assumption by Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Successions by virtue of the sale of stock shall be governed by operation of law.

12.2  Successor Benefits.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by her.

13. Miscellaneous.

13.1 No Waiver.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13.2 Severability.  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                                        13.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                        /s/ Diane J. Ryan

                                       Date executed: March 20, 2008

IMPLANT SCIENCES CORPORATION

By direction of the Board
                                         /s/ Phillip C. Thomas
Phillip C. Thomas
                                    Chief Executive Officer

                Date executed: March 20. 2008

Exhibit A

Milestones

1.              Executive’s successful submission of accurate, complete, and timely SEC filings throughout the fiscal year.

2.              Executive’s providing timely, complete, and accurate internal operating reports to all operational divisions and departments throughout the fiscal year.

3.              Successfully complete Phase I and Phase 2 of the Sarbanes-Oxley Protiviti program by the end of the fiscal year, complete with a documentation package and a written action plan regarding compliance with the financial requirements of Sarbanes-Oxley as they apply to Implant Sciences Corporation.

4.              Successfully contribute, in a material way, to significantly improving the Company’s cash position through a combination of capturing cash from sources owing the company money, the sale of various assets, and/or an equity raise.

Exhibit B

1.           Your Release of Claims.  You hereby agree and acknowledge that by signing this Agreement, and for other good and valuable consideration, you are waiving your right to assert any and all forms of legal claims against the Company1/ of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date you execute this Agreement (the “Execution Date”).  Except as set forth below, your waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your prior employment relationship with the Company or the termination thereof, including, without limitation:

**
Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation.  Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Federal and state statute.

**
Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment.

**
Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

**	Any other Claim arising under state or federal law.

You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Agreement.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement.  Also, because you are over the age of 40, the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination on the basis of age, allows you at least twenty-one (21) days to consider the terms of this Agreement.  ADEA also allows you to rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 day period) a notice of rescission to the Company. The eighth day following your signing of this Agreement is the Effective Date.

Also, consistent with the provisions of the Federal Discrimination Laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the discrimination laws (the “Federal Discrimination Laws”) or from filing a charge or complaint of employment-related discrimination with the Equal Employment Opportunity Commission (“EEOC”), or from participating in any investigation or proceeding conducted by the EEOC.  Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

By: __________________________

Employee

Date signed: _____________

1/            For purposes of this Agreement, the Company includes the Company and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities, and its and their directors, officers, employees, trustees, agents, successors and assigns.